-2-
                           -1-
Littelfuse, Inc.
800 East Northwest Highway
Des Plaines, Illinois  60016


        Notice of Annual Meeting of Stockholders

                     April 25, 1997

     The   annual   meeting   of  the   stockholders   of
Littelfuse, Inc. (the OCompanyO) will be held at the offices of the Company located at 800 E. Northwest
Highway,  Des  Plaines, Illinois, on  Friday,  April  25,
1997, at 9:00 a.m., local time, for the following purposes as described in the attached Proxy Statement:

          1.   To elect a Board of five Directors;

           2. To amend the certificate of incorporation of the Company to increase the number of shares of Common Stock the Company shall have authority to issue from 19,000,000 to 34,000,000;

           3. To approve and ratify the appointment by the Board of Directors of the Company of Ernst &
     Young LLP as the CompanyOs independent auditors for the year ending January 3, 1998;

and to transact such other business as properly may come before the annual meeting or any adjournment thereof.

     Stockholders of record of the Company at the close of business on MarchE10, 1997, will be entitled to vote at the meeting.




   Please complete, sign, date and return your Proxy in the enclosed envelope.

     Mary S. Muchoney
     Secretary                                                        March 19,
1997

Littelfuse, Inc.
800 East Northwest Highway
Des Plaines, Illinois  60016


                            Proxy Statement
                                  for
                    Annual Meeting of Stockholders
                             To Be Held On

                            April 25, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the CompanyOs annual meeting of stockholders to be held on AprilE25, 1997.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the annual meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the annual meeting or at any adjournment thereof.

     The  cost of soliciting proxies will be borne by the Company.   In
addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person.

     The CompanyOs annual report, including financial statements, was mailed to each stockholder on or about MarchE19, 1997. The financial statements contained in the CompanyOs annual report are not deemed material to the exercise of prudent judgment in regard to the matters to be acted upon at the annual meeting and, therefore, are not incorporated by reference into this Proxy Statement. This Proxy Statement and form of proxy were first mailed to stockholders on or about MarchE19, 1997.

     The Board of Directors recommends a vote FOR the election of all of the nominees for Director named in ProposalE1. In addition, the Board of Directors recommends a vote FOR the amendment of the certificate of incorporation to increase the number of authorized shares of the Company's Common Stock as discussed in Proposal 2 and a vote FOR the approval and ratification of the appointment of ErnstE& Young LLP as independent auditors as discussed in ProposalE3.


                              The Company

     The Company was incorporated under the laws of the State of Delaware on NovemberE25, 1991. The Company is the immediate successor to the business and assets of a corporation of the same name (OOld LittelfuseO), which was originally formed in 1927 and subsequently acquired by Tracor, Inc. (OTracorO) in 1968.

     The CompanyOs predecessor, Old Littelfuse, was one of a number of wholly-owned subsidiaries of Tracor. Tracor and its affiliates, including Old Littelfuse, filed voluntary petitions for reorganization under ChapterE11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Western District of Texas on FebruaryE1, 1991. On DecemberE6, 1991, the Bankruptcy Court approved the reorganization plan for Tracor and certain affiliates and the reorganization plan for Old Littelfuse (collectively, the OPlansO). The Plans, which were implemented effective as of December 27, 1991, resulted in the various businesses of Tracor being split into three separate and independently managed corporate entities, with the Company receiving substantially all the business and assets of Old Littelfuse.

     The CompanyOs first full fiscal year was 1992.


                                Voting

     Stockholders of record on the books of the Company at the close of business on MarchE10, 1997, will be entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Company's headquarters located at 800 East Northwest Highway, Des Plaines, Illinois 60016. The Company had outstanding on MarchE10, 1997,
9,849,129 shares of its common stock, par value $.01 per share (the OCommon StockO), and warrants to purchase an additional 2,086,225 shares of Common Stock at a current exercise price of $8.36 per share. Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting. A warrant to purchase shares of Common Stock does not entitle the holder to vote at the meeting.

The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as Directors of the Company, FOR the amendment of the Company's certificate of incorporation to increase the number of shares of Common Stock the Company is authorized to issue and FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors. In the event any nominee for Director shall be unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted in the discretion of the proxy holders.

     The CompanyOs Bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and Obroker non-votesO will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention and a broker non-vote will have the same effect as a vote OagainstO the proposal. The affirmative vote by the holders of a majority of shares of Common Stock outstanding will be required for the approval of the amendment of the Company's certificate of incorporation to increase the number of authorized shares of Common Stock. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the ratification of Ernst & Young LLP as independent auditors. With respect to the election of Directors, the five nominees who receive the most votes at the meeting will be elected.


              Ownership of Littelfuse, Inc. Common Stock

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of MarchE10, 1997, by each Director, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all of the Directors and executive officers of the Company as a group.


                                          Number of Shares of
                                              Common Stock
                                           Beneficially Owned
                                                  (1)

Name and Address of Beneficial Owner     Shares       Percent


   Janus Capital Corporation(2)        1,484,400       14.1%
   100 Fillmore Street
   Suite 300
   Denver, Colorado  80206-4923

The TCW Group, Inc. and its            903,797          9.1%
affiliates(3)
865 South Figueroa Street
18th Floor
Los Angeles, California  90071

Stein Roe & Farnham Incorporated(4)    828,600          8.2%
One South Wacker Drive
Chicago, Illinois  60606

The Capital Group Companies, Inc.      690,400          7.0%
(5)..................................
 ........
333 South Hope Street
Los Angeles, California  90017

Wellington Management Co.              688,500          6.9%
LLP..................................
 ................
75 State Street
Boston, Massachusetts  02109

First Chicago NBD Corporation          539,900          5.5%
One First National Plaza
Chicago, Illinois  60670

Howard B. Witt                         185,600          1.9%

Anthony Grillo                         11,453            *

Bruce A. Karsh(6)                      148,141          1.5%

John E. Major                          10,253            *

John J. Nevin                          24,253            *

James F. Brace                         32,500            *

William S. Barron                      29,100            *

David J. Krueger                       35,040            *

Lloyd J. Turner                        32,600            *

All Directors and executive officers as567,990          5.8%
a group (13 persons)

____________________
<F1>
(1)The number of shares listed includes 35,480 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of MarchE10, 1997.
<F2>
(2)Includes 696,650 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable.
<3>
(3)TCW Special Credits, Trust Company of the West and TCW Asset Management Company, affiliates of The TCW Group, Inc., serve as investment advisers of various third party accounts with power to vote and direct the disposition of 424,092 shares of Common Stock and 14,157 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable, owned by such third party accounts. TCW Asset Management Company, a subsidiary of The TCW Group, Inc., is the managing general partner of TCW Special Credits. The TCW Group, Inc. may be deemed to be a beneficial owner of such shares for purposes of the reporting requirements of the Securities Exchange Act of 1934 (the OExchange ActO); however, The TCW Group, Inc. and its affiliates expressly disclaim beneficial ownership of these shares. In addition, TCW Asset Management Company is the direct holder of 398,146 shares of Common Stock and 19,433 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable. Robert Day, an individual who may be deemed to control The TCW Group, Inc., and therefore may be deemed to control the shares held by The TCW Group, Inc. and its affiliates, also may be deemed to control Oakmont corporation and Cypress International Partners Limited, two entities which are not subsidiaries of The TCW Group, Inc. which serve as investment advisers of various third party accounts with power to vote and direct the disposition of 46,602 shares of Common Stock and 1,367 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable. Mr. Day may be deemed to be a beneficial owner of such shares for purposes of the reporting requirements of the Exchange Act; however, Mr. Day expressly disclaims beneficial ownership of these shares.
<4>
(4)Includes 525,000 shares of Common Stock and 303,600 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable. Of the 828,600 shares listed, Stein Roe Special Fund possesses sole power to vote 525,000 shares and the right to acquire 273,600 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable. Stein Roe Special Fund is a portfolio series of Stein Roe Investment Trust, a Massachusetts business trust, which is a registered open-end investment company of which Stein Roe & Farnham Incorporated is investment advisor.
<F5>
(5)The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies. The investment management companies provide investment advisory advice and management services for their respective clients which include registered investment companies and institutional accounts. The shares reported herein are owned by accounts under the discretionary investment management of one or more of the investment management companies owned by The Capital Group Companies, Inc. The Capital Group Companies, Inc., does not have investment power or voting power over any of the securities reported herein; however, The Capital Group Companies, Inc., may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Securities Exchange Act of 1934.
<F6>
(6)Excludes 382,888 shares of Common Stock and 10,958 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable that are deemed to be owned by TCW Special Credits, a general partnership of which Mr.EKarsh is a general partner and TCW Asset Management Company is Managing General Partner. Mr.EKarsh expressly disclaims beneficial ownership of such shares. Such shares are included in the 424,092 shares of Common Stock and 14,157 shares of Common Stock issuable upon the exercise of warrants referred to in the first sentence of footnote 3 above. Also excludes 39,242 shares of Common Stock and 3,047 shares of Common Stock issuable upon the exercise of warrants that are immediately exercisable that are held in a third party separate account for which Oaktree Capital Management, LLC (OOaktreeO) serves as investment adviser. Mr.EKarsh is President and a Principal of Oaktree. Mr.EKarsh expressly disclaims beneficial ownership of such shares. Includes 7,000 shares of Common Stock held in an IRA and in trust for Mr.EKarshOs children.
*  Indicates ownership of less than 1% of Common Stock.

     SectionE16(a) of the Exchange Act requires the CompanyOs executive officers, Directors and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the OCommissionO) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended DecemberE28, 1996, its executive officers, Directors and holders of more than 10% of the Common Stock complied with all SectionE16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its executive officers and Directors.


                            Proposal No. 1

                         Election of Directors

     Five Directors are to be elected at the annual meeting to serve terms of one year or until their respective successors have been elected. The nominees for Director, all of whom are now serving as Directors of the Company, are listed below together with certain biographical information. Except as otherwise indicated, each nominee for Director has been engaged in his present principal occupation for at least the past five years.

     The Board of Directors recommends that the stockholders vote FOR the election of all of the nominees listed below as Directors.

     Howard B. Witt, age 56, has been a Director of the Company since November 1991. Mr.EWitt was promoted to President and Chief Executive Officer of Old Littelfuse in February 1990 and continues to serve in these positions with the Company. In May 1993, Mr.EWitt was elected as the Chairman of the Board of the Company. Prior to his appointment as President and Chief Executive Officer, Mr.EWitt served in several other key management positions with Old Littelfuse, including Operations Manager from March 1979 to January 1986, Vice President-Manufacturing Operations from January 1986 to January 1988, and Executive Vice President with full operating responsibilities for all U.S. activities from January 1988 to February 1990. Prior to joining Littelfuse, Mr.EWitt was a division president of Keene Corporation from 1974 to 1979. Mr.EWitt currently serves as a member of the Board of Directors of Franklin Electric Co., Inc. and is a member of the Electronic Industries Association Board of Governors. He is also a director of the Artesian Mutual Fund.

     Anthony Grillo, age 41, has been a Director of the Company since December 1991. He is a member of the Audit Committee. Mr.EGrillo is a Senior Managing Director of The Blackstone Group L.P., an investment banking firm. Since joining the Blackstone Group in 1991, Mr.EGrillo has been responsible for generating and overseeing advisory engagements and investment opportunities with troubled companies within its Restructuring and Reorganization Group. From November 1989 through May 1991, he was a Managing Director with the corporate finance division, Restructuring and Reorganization Group of Chemical Bank. From March 1988 through November 1989, Mr.EGrillo was a Senior Vice President of American Securities Corporation, a privately held investment bank. For eight years prior, Mr.EGrillo had concentrated his efforts working with distressed companies as a financial advisor for AMA Management Corporation, a private fund; and as Vice President for Manufacturers Hanover Trust Company. Mr.EGrillo currently serves as a member of the Board of Directors of Tracor, Inc., General Aquatics, Inc., Joule,
Inc., PeopleOs Choice TV Corp., Bar Technologies, Inc. as well as on the boards of several privately held companies.

     BruceEA. Karsh, age 41, has been a Director of the Company since December 1991. He is a member of the Compensation Committee and the Stock Option Committee. Mr.EKarsh currently serves as President of Oaktree Capital Management, LLC, an investment advisory firm which he co-founded in 1995. Prior to that, Mr.EKarsh established the TCW Special Credits group of funds at The TCW Group, Inc. and had primary portfolio management responsibility for their operation. Mr.EKarsh resigned from TCW in 1995. Before joining TCW in 1987, he previously worked as Assistant to the Chairman of Sun Life Insurance Company and of SunAmerica Inc., its parent. Mr.EKarsh currently serves as a member of the Board of Directors of Furniture Brands International and Triangle Pacific Corp.

     John E. Major, age 51, has been a Director of the Company since December 1991. He is a member of the Compensation Committee and the Stock Option Committee. Mr.EMajor has been Senior Vice President and Assistant Chief of Staff for Motorola, Inc. since August 1994. His responsibilities include MotorolaOs product, software and manufacturing research. Prior to that, beginning in February 1987, he was the Senior Vice President and General Manager for the Worldwide Systems Group of the Land Mobile Products Sector also with Motorola. Mr.EMajor joined Motorola in 1977 and served in several key management positions before the current and previous positions described above. Mr.EMajor serves on the Board of Governors for the Telecommunications Industry Association and the Electronics Industry Association. He is a member of the Computer Science and Telecommunications Board of the National Academy of Science.

     John J. Nevin, age 70, has been a Director of the Company since December 1991. He is a member of the Audit Committee. Mr.ENevin was Chairman of the Board of Bridgestone/Firestone, Inc. from May 1, 1988, to December 31, 1989. Mr.ENevin joined The Firestone Tire & Rubber Company (predecessor of Bridgestone/Firestone, Inc.) on December 1, 1979, as President and Chief Operating Officer and was elected to its Board of Directors on February 9, 1980. He was named Chief Executive Officer on September 1, 1980, and was elected Chairman of the Board on February 2, 1981. Prior to joining The Firestone Tire & Rubber Company, Mr.ENevin held senior management positions with several major industrial corporations, including Chairman of the Board and Chief Executive Officer of Zenith Radio Corporation and Vice President of Marketing for Ford Motor Company. Mr.ENevin is a Director of Kerr-McGee Corporation and a life trustee of Northwestern University.


Additional Information Concerning Board of Directors

     Compensation of Directors. Directors who are not employees of the Company are currently being paid an annual DirectorOs fee of $18,000 and $800 for each Board meeting attended plus reimbursement of reasonable expenses relating to attendance at meetings. No such fees are paid to Directors who are also full-time employees of the Company.

     Under the Littelfuse Deferred Compensation Plan for Non-employee Directors, a Director, at his election, may defer receipt of his DirectorOs fees. Such deferred fees are used to purchase shares of the Common Stock and such shares and any distributions thereon are deposited with a third party trustee for the benefit of the Director until the Director attains the age of 72 or ceases to be a Director of the Company. All non-employee Directors have elected to be compensated in Common Stock.

     The 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. provides for the annual granting to each non-employee Director of non-qualified stock options to purchase 2,200 shares of the Common Stock. In 1996, each non-employee Director was granted an option to purchase 2,200 shares of the Common Stock.

     Audit Committee. The Audit Committee consists of two Directors. It is the responsibility of the Audit Committee to (i)Erecommend each year to the Board of Directors independent auditors to audit the financial statements of the Company and its consolidated subsidiaries,
(ii)Ereview the scope of the audit plan, (iii)Ediscuss with the auditors the results of the CompanyOs annual audit and any related matters, and (iv)Ereview transactions posing a potential conflict of interest among the Company and its Directors, officers and affiliates. The Audit Committee met two times in 1996. Members of the Audit Committee are Anthony Grillo and John J. Nevin.

     Compensation Committee. The Compensation Committee consists of two Directors. It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to compensation and benefit programs, other than the stock-based plans, for Directors, officers and employees of the Company and its subsidiaries. The Compensation Committee met four times in 1996. Members of the Compensation Committee are Bruce A. Karsh and John E.
Major. Howard B. Witt resigned from the Compensation Committee on December 3, 1996.

     Stock Option Committee. The Stock Option Committee consists of two Directors. It is the responsibility of the Stock Option Committee to administer the Stock Plan for the Employees and Directors of Littelfuse, Inc. and the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. The Stock Option Committee met three times in 1996. Members of the Stock Option Committee are BruceEA. Karsh and John E. Major.

     Attendance at Meetings. The Board of Directors held five meetings during 1996. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.


                            Proposal No. 2

    Amendment of the Certificate of Incorporation of the Company to Increase the Number of Authorized Shares of Common Stock

     The Company proposes to amend Section 1 of ArticleEIV of its certificate of incorporation to increase the number of its authorized shares of Common Stock from 19,000,000 to 34,000,000 (the "Amendment").

     If the Amendment is approved by the stockholders, the Company will have the authority to issue 35,000,000 shares of capital stock, of which 34,000,000 will be designated Common Stock, par value $.01 per share, and 1,000,000 will be designated Preferred Stock, par value $.01 per share (the OPreferred StockO).

     As of March 10, 1997, the Company had 9,849,129 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding (although 200,000 shares of Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the CompanyOs Rights Plan).

     The Board of Directors of the Company has determined that it is in the best interests of the Company to have additional shares of Common Stock authorized and available for issuance as the need arises for possible future financing transactions, acquisitions, asset purchases, stock dividends or splits, issuances under employee benefit plans and for other general corporate purposes. Such shares will be issuable by the Company generally without further authorization by the stockholders on such terms as the Board of Directors may lawfully determine. The issuance of additional shares of Common Stock (other than on a pro rata basis among holders of Common Stock) would dilute the present voting power of the holders of Common Stock. Stockholders presently do not have preemptive rights. Although it is not intended to be an anti-
takeover measure, the increase in authorized shares of Common Stock combined with a subsequent issuance of such shares could impede a potential takeover by, among other things, (1)Ediluting the stock ownership of persons attempting to gain control of the Company and
(2)Eissuing securities to individuals or entities favorable to management. The par value, designations, preferences, relative rights, limitations, or restrictions of the Common Stock and Preferred Stock of the Company will remain unchanged.

     At the date of this Proxy Statement, the Company does not have any definite plans to issue any additional shares of Common Stock. Although the Board of Directors has from time to time considered effecting a stock split of the Common Stock, and may do so at its annual meeting on AprilE25, 1997, there are no assurances that the Board of Directors will approve a stock split or, if approved, on what basis such stock split would be effected.

     The Board of Directors recommends that the stockholders vote FOR the following resolution which will be presented at the meeting:

     Resolved:   That  Section 1 of Article IV of  the  certificate  of
incorporation of Littelfuse, Inc. be amended in its entirety to read as follows:

                Section 1.  The aggregate number of shares of
          capital stock which the Corporation shall have authority to issue is Thirty-five Million (35,000,000) shares, of which Thirty-four Million (34,000,000) shares shall be designated Common Stock, par value $.01 per share (OCommon StockO), and One Million (1,000,000) shares shall be designated Preferred Stock, par value $.01 per share (OPreferred StockO). The shares designated as Common Stock shall have identical rights and privileges in every respect.


                            Proposal No. 3

                     Approval and Ratification of
                  Appointment of Independent Auditors

     Subject to approval of the stockholders, the Board of Directors has appointed Ernst & Young LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending January 3, 1998. The stockholders will be asked at the meeting to approve and ratify such appointment. A representative of Ernst & Young LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholdersO questions.

     The Board of Directors recommends that the stockholders vote FOR the following resolution which will be presented at the meeting:

     Resolved: That the appointment by the Board of Directors of the Company of Ernst & Young LLP as the CompanyOs independent auditors for the year ending January 3, 1998, be approved and ratified.


                  Compensation of Executive Officers

     The following table discloses compensation received by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the Onamed executive officersO) for the last three (3) fiscal years.



                      Summary Compensation Table



                                               Long Term
                                              Compensation
                                                    Awards
                                   Annual          Securities      All Other
                                Compensation       Underlying
Name and Principal      Year   Salary($)   Bonus($) Options/SARs Compensation
Position                        (1)         (2)        (#)            ($)(3)


   Howard B. Witt         1996    310,000   147,731    22,000     62,114
   Chairman of the        1995    310,000   132,271    22,000     26,747
   Board, President and   1994    275,000   189,094    20,000      4,810
   Chief Executive Officer


James F. Brace            1996    154,000   60,851     6,000        4,890
Vice President, Treasurer 1995    148,000   46,284     6,000        3,675
Chief Financial Officer   1994    137,000   68,389     4,000        1,061

William S. Barron         1996    141,000   45,470     5,000        4,811
Vice President            1995    136,500   44,755     5,000        2,494
                          1994    126,000   64,126     4,000        2,226

David J. Krueger          1996    141,000   45,931     5,000       17,321
Vice President            1995    136,500   45,090     5,000        9,628
                          1994    126,000   64,284     4,000        3,307

Lloyd J. Turner           1996    124,000   44,628     5,000        4,823
Vice President            1995    119,500   39,763     5,000        2,022
                          1994    110,500   55,914     4,000        1,373

___________________
<F1>
(1)Mr. WittOs salary increases have historically become effective on JanuaryE1 of each year. The salary increases of Mr. Brace, Mr. Barron, Mr. Krueger and Mr. Turner have historically become effective on JulyE1 of each year. As discussed subsequently in the Section entitled OSalaries,O the salaries of Mr. Witt, Mr. Brace, Mr. Barron, Mr. Krueger and Mr.
   Turner were not increased in 1996 pursuant to Mr. WittOs recommendation to the Compensation Committee. The increases shown for Mr. Brace, Mr. Barron,
   Mr.EKrueger and Mr. Turner for 1996 reflect their salary increases which became effective for them on
   JulyE1,   1995,   and   which    extended   into   the   first   six
   months of 1996.
<F2>
(2)The amounts disclosed in this column are awards under the CompanyOs Annual Incentive Compensation Program.
<fe>
(3)The amounts disclosed in this column represent the compensation value to the named executive officers of life insurance premiums paid by the Company for life insurance policies on the lives of Mr.EWitt, Mr.EBrace, Mr.EBarron, Mr.EKrueger and Mr.ETurner. For 1995 and 1996 only, the amounts also include the amount representing total imputed interest from interest-free loans obtained by the individuals from
   the    Company   pursuant   to   the   Littelfuse   Executive   Loan
   Program in fiscal 1995 and 1996. Total imputed interest for each of Mr.EWitt, Mr.EBrace, Mr.EBarron, Mr.EKrueger and Mr.ETurner was $18,758, $1,225, $84, $6,304 and $92, respectively, in fiscal 1995, and $54,104, $2,171, $2,317, $13,074 and $2,623,
   respectively, in fiscal 1996.


Option/SAR Grants in Last Fiscal Year

     The    following    table   provides   information    on    option
grants in fiscal 1996 to the named executive officers.


                                                        Potential
                                                        Realizable
                                                     Value at Assumed
                                                     Annual Rates of
                        Individual Grants            Stock Price Price
                                                     Appreciation for
                                                      Option Term(1)
                                 Percentage
                   Number of     of Total
                   Securities    Options/SARs  Exercise
   Name           Underlying     Granted to    Price     Expiration   5%($)  10%($)
                  Options/SARs   Employees    ($/Share)   Date(3)
                  Granted(#)     in Fiscal
                                 Year(2)

Howard B. Witt      22,000        17.23%     38.00        4/26/2007   901,977 2,656,174 ,656,17

James F. Brace       6,000         4.70%     38.00        4/26/2007   245,993   724,411

William S. Barron    5,000         3.92%     38.00        4/26/2007   204,994   603,675

David J. Krueger     5,000         3.92%     38.00        4/26/2007   204,994   603,675

Lloyd J. Turner      5,000         3.92%     38.00        4/26/2007   204,994   603,675

____________________

<F1>
(1)Potential  realizable value is based on an  assumption
   that  the  stock price of the Common Stock appreciates
   at  the  annual rate shown (compounded annually)  from
   the  date  of grant until the end of the option  term.
   These   numbers   are   calculated   based   on    the
   requirements   of   the   Securities   and    Exchange
   Commission  and do not reflect the CompanyOs  estimate
   of future stock price performance.
<F2>
(2)The   Company  granted  options  representing  123,200
   shares to employees in fiscal 1996.
<F3>
(3)The  options  become exercisable in 20% increments  on
   April  25,  1997-2001.  The options  expire  10  years
   after   the   date   they  become  exercisable.    The
   expiration date shown is the expiration date of the options which will become exercisable on April 25, 1997.


Aggregated Option/SAR Exercises in Last Fiscal Year and
  Fiscal Year-End Option/SAR Values

     The following table provides information on option exercises in fiscal 1996 by the named executive officers and the value of such officersO unexercised options at DecemberE28, 1996.


               Shares               Number of
               Acquir               Securities           Value of
               ed on    Value       Underlying          Unexercised
               Exerci  Realize     Unexercised         In-the-Money
                 se       d      Options/SARs at      Options/SARs at
                                   December 28,        December 28,
                                    1996(#)(1)          1996($)(2)
     Name       (#)    ($)(3)  Exercisa  Unexercis   Exercisable     Unexercisable
                                  ble      able


Howard B.      27,000   823,500   70,800    89,600       1,516,320   1,078,630
Witt
James F.       8,000    234,761   10,800    20,200         198,779     196,481
Brace
William S.     2,000     78,750   11,100    18,400         211,891     195,681
Barron
David J.        -0-      -0-       9,600    18,400         183,329     195,681
Krueger
Lloyd J.        -0-      -0-      17,800    18,400         376,966     195,681
Turner

____________________
<F1>
(1)Future  exercisability is subject to vesting  and  the
   optionee remaining employed by the Company.
<F2>
(2)Value  is calculated by subtracting the exercise price
   from  the  assumed fair market value of the securities
   underlying   the   option  at  fiscal   year-end   and
   multiplying  the result by the number of  in-the-money
   options held.  There is no guarantee that if and  when
   these  options  are  exercised  they  will  have  this
   value.  Fair market value was calculated based on  the
   average  high and low OsalesO price of shares  of  the
   Common  Stock  as  reported  on  the  NASDAQ  National
   Market System on DecemberE28, 1996 ($48.50).
<F3>
(3)Market  value  of  underlying securities  at  exercise
   date   (closing  price  as  reported  on  the   NASDAQ
   National Market System on exercise date), minus the exercise price of in-the-money options.


Employment Agreement and Change of Control Employment
  Agreements entered into by the Company in 1996

     The  Company  entered  into an Employment  Agreement
dated  September  1,  1996,  with  Howard  B.  Witt,  the
Chairman,  President and Chief Executive Officer  of  the
Company.  This Employment Agreement has a five-year  term
and  provides that Mr. Witt will receive an annual salary
of  no  less  than $310,000 plus bonuses to be determined
from  time  to  time  by the Board of  Directors  of  the
Company.   To  the extent he is otherwise  eligible,  Mr.
Witt will participate in and receive the benefits of  any
and  all  stock  options, pension, retirement,  vacation,
profit  sharing, health, disability insurance  and  other
benefits, plans, programs and policies maintained by  the
Company  from  time  to  time.  The Employment  Agreement
provides   that   during  the  term  of  the   Employment
Agreement, but subject to election and removal by the Board of Directors of the Company in its sole discretion, Mr. Witt shall serve as Chairman, President and Chief
Executive Officer of the Company.

     The Employment Agreement provides for termination of
Mr.  Witt  for Cause (as defined therein).  In the  event
that  the Company were to terminate Mr. WittOs employment
without   Cause,  he  would  continue  to  be  paid   the
compensation  he  would otherwise  have  earned  for  the
remaining   balance  of  the  term  of   the   Employment
Agreement.   Additionally,  any  of  his  unvested  stock
options would immediately vest upon such a termination of his employment. Mr. Witt has agreed that, in the event he were to terminate his employment with the Company in violation of the terms of the Employment Agreement or the Company terminates his employment for Cause, he will not compete with the Company for a period of two years thereafter. If the Employment Agreement expires and is not renewed after its initial five-year term, Mr. Witt has agreed that he will not compete with the Company for a period of one year thereafter.

     The   Company   entered  into  Change   of   Control
Employment  Agreements  dated  September  1,  1996,  with
Howard B. Witt, William S. Barron, James F. Brace,  David
J. Krueger, Lloyd J. Turner, Kenneth R. Audino and Jon B.
Anderson.   These Change of Control Employment Agreements
are designed to provide these individuals with certain employment and compensation protection in the event that there were a Change of Control (as defined therein) respecting the Company at any time during the five-year period commencing September 1, 1996. If such a Change of Control were to occur and Mr. WittOs employment with the Company was terminated at any time during the three-year period thereafter, or any of the other individualOs employment with the Company was terminated at any time during the two-year period thereafter, other than for Cause (as defined therein), or if during these time periods any of these individuals were to terminate their employment for Good Reason (as defined therein), then the Company would be obligated to make certain payments to or for the benefit of these individuals.

     In the case of Mr. Witt, the Company would pay him his compensation which had accrued prior to the date of termination, including an annualized bonus, plus an amount equal to the product of three times the sum of Mr.
WittOs annual base salary plus bonus. Additionally, the Company would contribute on behalf of Mr. Witt to the CompanyOs Supplemental Executive Retirement Plan (the
OSERPO) an amount equal to the amount which would have been credited to Mr. WittOs account under the SERP if Mr.
Witt had continued in the employment of the Company for an additional three years after the date of termination.
Additionally, Mr. WittOs SERP account balance would no longer be subject to forfeiture in the event he were to be employed by a competitor of the Company. Mr. Witt and his family would also be provided with medical insurance benefits until he reaches the age of 62.

     In the event that any payments received by Mr. Witt upon a Change of Control would require him to pay the 20% excise tax imposed by Section 4999 of the Internal
Revenue Code, the Company would make an additional payment to Mr. Witt in an amount such that, after payment by Mr. Witt of such excise tax, Mr. Witt would retain the same amount of the payments made by the Company to him which he would have retained if he had not paid the excise tax.

     With  respect to the other individuals, under  their
Change of Control Employment Agreements they will be paid
their accrued compensation and annualized bonus, and will
receive  an  amount equal to two times the sum  of  their
annual  salary  plus  bonus,  two  additional  years   of
crediting under the SERP and two years of continuing medical insurance benefits. They will also receive the tax Ogross-upO payment described above. Additionally, if any individual were to terminate his employment with the Company for Good Reason (as defined in the Change of Control Employment Agreement) or be terminated by the Company other than for Cause (as defined in the Change of Control Employment Agreement) during the two-year period following a Change of Control, the individualOs account balance under the SERP would not be subject to forfeiture in the event he were to work for a competitor of the Company within two years after his date of termination.


Reports of the Compensation Committee and Stock Option
  Committee on Executive Compensation

     The Compensation Committee administers the CompanyOs
executive  cash  compensation  program  while  the  Stock
Option  Committee  administers the CompanyOs  stock-based
compensation program.  The discussion of the Compensation
CommitteeOs  determination of the  base  salary  of  each
executive   officer,   including   Mr.EWitt,   and    the
determination  of the total award paid to each  executive
officer,  including Mr.EWitt, under the Annual  Incentive
Compensation  Program  constitutes  the  report  of   the
Compensation  Committee.  The discussion of the  granting
of  stock  options  to each executive officer,  including
Mr.EWitt,  constitutes the report  of  the  Stock  Option
Committee.    Mr.EWitt,  the  Chairman  of   the   Board,
President and Chief Executive Officer of the Company (the
OChief   Executive  OfficerO),  was  a  member   of   the
Compensation Committee during part of 1996, but  did  not
participate  in  decisions relating to his  compensation.
Mr.  Witt  resigned  as  a  member  of  the  Compensation
Committee  on  December 3, 1996.  Mr.EWitt also  did  not
participate  in the selection of the outside compensation
consultant   whose  executive  compensation   review   is
discussed  below.  Mr.EWitt is not a member of the  Stock
Option Committee.

     The goals of the CompanyOs integrated executive compensation program are to:

           1. Pay competitively to attract, retain and motivate a high-quality senior management team;

           2. Link annual salary increases to the attainment by each executive officer of individual performance objectives;

          3. Tie individual incentive cash compensation to Company and individual performance goals; and

            4.     Align  executive  officersO  financial
     interests with stockholder value.

     As  one  of  the  factors in  its  consideration  of
compensation matters, the Compensation Committee and  the
Stock Option Committee also consider the anticipated  tax
treatment to the Company and to the executive officers of
various payments and benefits.  However, since some types
of  compensation payments and their deductibility  depend
upon  the  timing of an executive officerOs  exercise  of
stock  optionOs  (e.g., the spread on  exercise  of  non-
qualified  options),  and  because  interpretations   and
changes  in  the  tax laws and other factors  beyond  the
control   of   the   committees  may  also   affect   the
deductibility of compensation, the Compensation Committee
and the Stock Option Committee will not necessarily limit
executive compensation to that which is deductible  under
applicable provisions of the Internal Revenue Code.   The
Compensation Committee and the Stock Option Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with the CompanyOs other compensation goals.


Salaries

     The  Compensation CommitteeOs determination of  each
executive officerOs base salary is designed to accomplish
two  goals.  The first goal is to pay executive  officers
competitively  to  attract, retain and motivate  a  high-
quality  senior management team.  The second goal  is  to
link  annual salary increases to the attainment  by  each
executive  officer of individual performance  objectives.
The base salary of each executive officer is targeted  to
be  within  a  range of 80% to 120% of the  average  base
salary   received  by  executive  officers   in   similar
positions with manufacturing companies having annual sales between $100 million and $250 million.

     In  determining the base salary to be paid  to  each
executive officer other than the Chief Executive  Officer
(the   OOther   Executive  OfficersO),  the  Compensation
Committee  reviews recommendations prepared by the  Chief
Executive  Officer.  These recommendations are based,  in
part,  on  the executive compensation guidelines prepared
by an outside compensation consultant previously selected
by  the  outside  Director members  of  the  Compensation
Committee  as  part of an executive compensation  review.
This  review  included  a survey  of  the  base  salaries
received  by  executive officers in similar positions  in
manufacturing companies having annual sales between  $100
million  and $250 million and in manufacturing  companies
which the outside consultant and management determined to
be  the CompanyOs competitors.  These recommendations are
also  based  on  the  executive officerOs  attainment  of
individual  performance objectives.   After  consultation
with   the  Chief  Executive  Officer,  the  Compensation
Committee  reviews the recommendations and the supporting
executive    compensation   review.    The   Compensation
Committee then determines the annual base salary of each of the Other Executive Officers. The determination of the Chief Executive OfficerOs annual base salary is specifically discussed below.

     Mr.  Witt  recommended to the Compensation Committee
that  his salary be maintained in 1996 at the 1995  level
and that the salaries of the Other Executive Officers not
be  increased beyond their second half 1995 levels due to
Mr.  WittOs  concern that 1996 was going  to  be  a  more
difficult  business year based on indications  of  global
weakness  in the overall electronics market.   Therefore,
the Compensation Committee did not increase the salaries of Mr. Witt and the Other Executive Officers in 1996.


Annual Incentive Compensation Program

     The   Annual   Incentive  Compensation  Program   is
designed  to accomplish the goal of tying incentive  cash
compensation to Company and individual performance goals.
The  Compensation Committee annually approves the  Annual
Incentive  Compensation Program and,  after  consultation
with   the   Chief  Executive  Officer,   delegates   the
administration of the program as it relates to the  Other
Executive  Officers to the Chief Executive Officer.   The
Compensation Committee administers the program as it relates to the Chief Executive Officer.

     The Chief Executive Officer establishes a target and
a maximum amount that may be awarded to each of the Other
Executive  Officers  as an annual incentive  compensation
award.   The  target and maximum amounts established  for
each  of the Other Executive Officers are percentages  of
such executive officerOs base salary.  These amounts  are
established by the Chief Executive Officer based  on  the
executive compensation guidelines prepared by the outside
compensation  consultant.  In  determining  each  of  the
Other    Executive   OfficersO   total   award,   Company
performance is determined based on the achievement by the
Company  of  specified levels of sales,  earnings  before
interest, taxes and amortization (OEBITAO) and cash  flow
while individual performance is determined based on  each
of the Other Executive OfficersO achievement of specified
performance objectives.  In determining each of the Other
Executive  OfficersO target amount, the specified  levels
of  sales,  EBITA  and cash flow which determine  Company
performance  are  the  budgeted amounts  for  the  coming
fiscal  year.  In determining each of the Other Executive
OfficersO   total   award,  the   measures   of   Company
performance   are  weighted  to  reflect  the   executive
officerOs responsibilities while individual performance is weighted equally for all executive officers.

     Prior  to  the  beginning of each fiscal  year,  the
Chief  Executive  Officer and JamesEF. Brace,  the  Chief
Financial  Officer of the Company (the  OChief  Financial
OfficerO): (1) establish the target and maximum amount of
each  of  the  Other  Executive  OfficersO  total  award;
(2)Edetermine Company performance goals by specifying the
levels of achievement for sales, EBITA and cash flow; (3)
after  individual input, determine individual performance
goals by specifying each of the Other Executive OfficersO
performance  objectives;  and  (4)  assign  the  relative
weight  to each component of Company performance  and  to
individual performance.  At the end of each fiscal  year,
the  amount of the total award paid to each of the  Other
Executive  Officers is determined based  on  Company  and
individual  performance  using the  mathematical  formula
previously established by the Chief Executive Officer and
the  Chief  Financial  Officer under  the  program.   The
determination  of  whether each of  the  Other  Executive
Officers   achieved  his  or  her  specified  performance
objectives  is made by the Chief Executive Officer  after
consulting   with   the  Compensation   Committee.    The
Compensation  Committee,  in  administering  the   Annual
Incentive Compensation Program as it relates to the Chief
Executive   Officer,  makes  all  of  the  determinations
described  above  with  respect to  the  Chief  Executive
Officer.   In 1996, the Compensation Committee determined
that  the  mathematical  formula  established  under  the
Annual  Incentive  Compensation  Program  would  indicate
bonuses  that  were  too  low  in  comparison  with   the
performance of the Company and the performance of the executive officers and, therefore, increased the amount of each of the bonuses by twenty percent.


Stock Options

     The  granting  of stock options by the Stock  Option
Committee is designed to accomplish the goal of  aligning
the   financial  interests  of  executive  officers  with
stockholder  value.  The number of stock options  granted
to  executive  officers is determined  by  the  executive
officerOs position and responsibilities.  Grants of stock
options  are  intended to recognize different  levels  of
contribution  to the achievement by the  Company  of  its
performance  goals  as  well  as  different   levels   of
responsibility  and  experience  as  indicated  by   each
executive  officerOs  position.   Generally,  all   stock
options granted to executive officers have been granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.

     Following the completion of the reorganization,  the
Stock  Option Committee approved a one-time  grant  of  a
significant  number of stock options  to  each  executive
officer in January 1992.  In approving these grants,  the
Stock  Option  Committee noted that the use  of  one-time
grants  of  a  significant number  of  stock  options  to
executive    officers   of   companies   emerging    from
reorganization is common and that the executive  officers
would  receive no value from the grants unless the Common
Stock  increased  in value.  The Stock  Option  Committee
determined  that  this one-time grant  of  a  significant
number  of  stock  options would clearly align  executive
officersO financial interests with stockholder value  and
provide   the  senior  management  team  with  additional
incentive to maximize stockholder value as the Company emerged from the reorganization. Accordingly, the Stock
Option Committee determined that the 1992 one-time grants were appropriate and in the best interests of the Company and its stockholders.

     The  Stock  Option  Committee granted  significantly
less  stock  options to executive officers in  the  years
following  1992  and believes that the  number  of  stock
options  granted in future years should generally  remain
consistent  from year to year because the value  produced
to  the  executive officer only occurs  when  the  Common
Stock  increases in value after the date of grant.   This
closely links a significant portion of executive officer compensation to benefits produced for all stockholders.


Compensation of the Chief Executive Officer

     At the recommendation of Mr.EWitt made prior to fiscal 1996, the Compensation Committee did not authorize an increase in the base salaries for fiscal 1996 for Mr.
Witt  and  did  not increase the salaries  of  the  Other
Executive Officers beyond their 1995 levels.

Mr.EWittOs   total  award  under  the  Annual   Incentive
Compensation  Program  was  to  be  determined  based  on
Company and individual performance using the mathematical
formula established under the program by the Compensation
Committee prior to the beginning of the 1996 fiscal year.
The   Compensation  Committee  determined  that   Company
performance, in Mr.EWittOs case, should be determined  by
assigning  equal weight to sales, EBITA  and  cash  flow.
The  Compensation Committee also determined that Mr.EWitt
had  achieved  his  specified performance  objectives  in
1996.   As  noted  previously, however, the  Compensation
Committee thought that this mathematical formula did  not
indicate  sufficient bonuses for the Company's  executive
officers,  including Mr. Witt, based upon the performance
of  the  Company  and the performance  of  the  executive
officers   during   fiscal   1996.    Accordingly,    the
Compensation   Committee  authorized  a  twenty   percent
increase in the bonuses for each of the executive officers, including Mr. Witt. The Compensation Committee was also influenced by the fact that Mr. Witt and the other executive officers of the Company had, pursuant to Mr. WittOs recommendation, maintained their 1996 salaries at 1995 levels.

     The  Stock Option Committee in 1996 granted Mr.EWitt
options  to purchase 22,000 shares of Common Stock.   The
number of stock options granted to Mr.EWitt reflects  the
Stock Option CommitteeOs recognition of the critical role
of   the   Chief  Executive  Officer  in  the   CompanyOs
continuing emergence from the reorganization.

                  Compensation        Stock Option
                   Committee            Committee

                 Bruce A. Karsh      Bruce A. Karsh
                 John E. Major        John E. Major

     Notwithstanding anything to the contrary  set  forth
in  any  of  the  CompanyOs previous  filings  under  the
Securities  Act  of 1933 or the Exchange Act  that  might
incorporate   future   filings,  including   this   Proxy
Statement, in whole or in part, the preceding reports and the Performance Graph included in OCompany PerformanceO shall not be incorporated by reference into any such filings.


Company Performance

     The   following   graph   compares   the   five-year
cumulative total return on the Common Stock to the five-year cumulative total returns on the NASDAQ Non-Financial
Index and the S&P MidCap 400 Index.

     The Company does not include a peer group because it does not believe it can construct a peer group of companies that it competes with because most of such entities are either privately-held or comprise a division of a much larger entity. As a result, the Company has determined that a group of companies with similar market capitalization is an appropriate peer group and has selected the S&P MidCap 400 Index for such purpose.


                 1991    1992     1993    1994    1995      1996
 Littelfuse,   $ 100   $ 275   $364    $  418   $ 525   $693
 Inc.

 NASDAQ Non-   $ 100   $ 109   $126    $  121   $ 169   $206
 Financial

 S&P MidCap    $ 100   $ 112   $128    $  123   $ 161   $192
 400


     In  the  case of the NASDAQ Non-Financial Index  and
the  S&P  MidCap  400  Index, a $100 investment  made  on
DecemberE31, 1991, and reinvestment of all dividends  are
assumed.   In the case of the Company, a $100  investment
made on DecemberE31, 1991, is assumed (the Company paid no dividends in 1992, 1993, 1994, 1995 or 1996). Returns are at December 31 of each year, with the exception of 1996, which is December 28, 1996.


Pension Plan Table

     The Company has two non-contributory defined benefit
retirement  plans  in which the named executive  officers
participate.  One of these plans is qualified  under  the
applicable provisions of the Internal Revenue  Code  (the
OQualified  PlanO),  and  the other  is  a  non-qualified
Supplemental  Executive Retirement  Plan  (OSERPO).   The
total annual combined pension benefits payable under the Qualified Plan and SERP to the named executive officers are determined on the basis of a final five-year average annual compensation formula.

     The compensation covered by the retirement plans for
each  of the named executive officers is the sum  of  the
amounts reported in the salary and bonus columns  of  the
Summary  Compensation Table.  The table shows  the  total
combined  annual  pension  benefits  payable  under   the
current provisions of both retirement plans assuming retirement of an employee who has continued employment to age 62.


    Final                         Years of Service
   Average
 Compensatio     10       15        20        25       30       35
      n


 $125,000      $61,372   $ 74,914   $74,914  $74,914   $ 74,914  $ 74,914
  150,000       74,914     91,164    91,164   91,164     91,164    91,164
  175,000       88,456    107,414   107,414  107,414    107,414   107,414
  200,000      101,997    123,664   123,664  123,664    123,664   123,664
  225,000      115,539    139,914   139,914  139,914    139,914   139,914
  250,000      129,081    156,164   156,164  156,164    156,164   156,164
  300,000      156,164    188,664   188,664  188,664    188,664   188,664
  400,000      210,331    253,664   253,664  253,664    253,664   253,664
  500,000      264,497    318,664   318,664  318,664    318,664   318,664

____________________

<F1>
(1)Payable  in  the  normal form of payment  which  is  a
   single  life annuity for a single person (if a  person
   is  married, the form of payment is joint and  50%  to
   surviving  spouse).   For  1997,  the  maximum  annual
   social  security payment at age 62 for a single person
   is  $12,672.  The formula under the SERP is offset for
   one-half of the $12,672.
<F2>
(2)Maximum  normal retirement benefit is earned after  12
   years   of   service.   Under  an  alternative   form,
   payments  from  the  SERP can be  guaranteed  over  10
   years.

     The  years  of  service  (in nearest  years)  as  of
December  31, 1996, for the named executive officers  are
as  follows:  Mr.EWitt,  18 years;  Mr.EBrace,  5  years;
Mr.EBarron,   6   years;  Mr.EKrueger,  15   years;   and
Mr.ETurner, 8 years.


      Compensation Committee Interlocks and Insider
                      Participation

     Mr.EWitt,  the  CompanyOs  Chairman  of  the  Board,
President  and Chief Executive Officer, was a  member  of
the  Compensation  Committee  until  his  resignation  on
DecemberE3, 1996.  In 1995, the Board of Directors of the
Company adopted the Littelfuse Executive Loan Program  to
provide interest-free loans to management for the purpose
of  enabling them to exercise their Company stock options
and  pay  the resulting income taxes.  Pursuant  to  this
Program,  Mr.EWitt has obtained interest-free loans  from
the  Company  in the aggregate amount of  $995,000.   The
amount of the loan obtained by Mr. Witt in 1996 was $541,964. Imputed interest on such loans for fiscal 1996 was $54,104. Funds obtained from such loans were used by Mr.EWitt to exercise Company stock options and to pay income taxes arising from such exercise.


     Certain Relationships and Related Transactions

     As  contemplated by the Plans, the Company leases  a
manufacturing facility in Watseka, Illinois from Westmark
Systems,  Inc.   The  expiration date  of  the  lease  is
DecemberE27, 1999.  Monthly rentals under the  lease  are
$7,125  for a total aggregate lease payment of  $684,000.
The Company has an option to purchase the leased premises
at  any  time during the lease term for a purchase  price
equal to (i)E$171,000 plus (ii)Ethe amount of all of  the
remaining  and  unpaid  rentals  under  the  lease.    In
addition,  the Company repurchased warrants  to  purchase
665,500  shares  of  Common Stock from Westmark  Systems,
Inc. on AprilE3, 1996. The purchase price for this transaction was approximately $17 million.

     Pursuant to the Plans, the Company and Tracor,  Inc.
have entered into a Tax Indebtedness Sharing Agreement pursuant to which the parties apportion certain tax liabilities.

     As  discussed  above, in fiscal 1995, the  Board  of
Directors  adopted the Littelfuse Executive Loan  Program
to  provide  interest-free loans to  management  for  the
purpose of enabling them to exercise their Company  stock
options  and  to  pay  the resulting  income  taxes.   In
addition    to   Mr.EWittOs   loans   described    above,
Mr.EKrueger,  Mr.  Barron and Jon  B.  Anderson,  a  Vice
President  of  the Company, have each obtained  interest-
free  loans  from the Company pursuant to the  Littelfuse
Executive  Loan Program totaling $200,337,  $102,592  and
$79,942,  respectively, $65,785 of Mr.  Anderson's  loans
having  been made in fiscal 1996, with all of  the  other
loans having been made in 1995.  Imputed interest on such
loans  totaled  $13,874, $2,318 and $5,152, respectively,
for  fiscal  1996.   No other executive  officer  of  the
Company  has obtained loans in excess of $60,000 pursuant
to the Littelfuse Executive Loan Program.  In addition to
Mr.   Witt  and  Mr.  Anderson,  two  other  members   of
management also obtained interest-free loans pursuant  to
the Littelfuse Executive Loan Program during fiscal 1996,
both  of  which  were  less than $60,000.   Each  of  the
aforementioned executive officers used such funds to exercise Company stock options and to pay income taxes arising form such exercise.

     Except as described above, the Company is not a party to any other material transactions of the type required to be described herein.


                  Stockholder Proposals

     Any stockholder proposal intended to be presented at the 1998 annual meeting of the CompanyOs stockholders must be received at the principal executive offices of the Company by November 21, 1997, in order to be considered for inclusion in the CompanyOs proxy materials relating to that meeting.


                      Other Matters

     As  of  the date of this Proxy Statement, management
knows  of  no  matters to be brought before  the  meeting
other   than  the  matters  referred  to  in  this  Proxy
Statement.

                                    By order of the
                                       Board of
                                       Directors,




                                    Mary S. Muchoney
                                       Secretary
March 19, 1997
PROXY                    LITTELFUSE, INC.

               Proxy Card for Annual Meeting on April 25,
1997

      The undersigned hereby appoints James F. Brace  and
Mary S. Muchoney, jointly and severally, with  full power
of substitution, to vote all shares of Common Stock which
the undersigned is entitled to vote at the Annual Meeting
of  Stockholders to be held at the offices of the Company
located   at  800  E.  Northwest  Highway,  Des  Plaines,
Illinois, on Friday, April 25, 1997, at 9:00 a.m., local time, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

      (1)   Election  of five nominees to  the  Board  of
Directors   to  serve  terms  of   one  year   or   until
their successors are elected.

               FOR     all    nominees    listed    below
WITHHOLD  AUTHORITY
                 (Except as marked to the contrary below) to vote for all nominees listed below

                Howard B. Witt, Anthony Grillo, Bruce  A.
Karsh, John E. Major and John J. Nevin
          (Instruction: To withhold authority to vote for
any individual nominee, strike a line             through
that nominee's name)

      (2)   To amend the certificate of incorporation  of
the   Company  to  increase  the  number  of  shares   of
Common Stock the Company shall have authority to issue from 19,000,000 to 34,000,000

             FOR          AGAINST             ABSTAIN

      (3)   Approval  and ratification of the  Directors'
appointment    of   Ernst   &   Young    LLP    as    the
Company's  independent  auditors  for  the  year   ending
January 8, 1998.

             FOR          AGAINST             ABSTAIN

     The Board of Directors unanimously recommends a vote
"FOR"  these proposals.
           This Proxy is solicited by the Board of Directors of the Company.

                          (continued, and to be signed on
the other side)



                Account                   No.  of  Shares
Proxy No.


           This proxy will be voted as directed, or If no instructions are given, it will be voted "FOR" election of all nominees as Directors of the Company and "FOR" amendment of the certificate of incorporation of the Company and "FOR" approval and ratification of the appointment of independent auditors and in the discretion of the named proxies upon such other matters as may properly come before the Annual Meeting or an adjournment thereof.


                                                   Dated:
, 1997


---------------------------------------------------------
                              (Signature)


---------------------------------------------------------
                              (Signature)

Please   sign   exactly   as  name   appears   on   stock
certificate(s).   Executors,  administrators,   trustees,
guardians, attorney-in-fact, etc., should give their full
titles.   If  signer is a corporation, please  give  full
corporate  name and have a duly authorized officer  sign,
stating   title.   If  a  partnership,  please  sign   in
partnership  name  by  authorized person.   If  stock  is
registered in two names, both should sign.

                     Please  vote, sign, date and  return
this proxy promptly.